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                 INDEPENDENT AUDITORS' CONSENT

         We consent to the use of our report dated August 31, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust Select 10 Industrial Portfolio 2000-5 (Registration Statement No. 333-42916), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.



/S/DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
New York, New York
August 31, 2000